UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2017

EP ENERGY LLC

(Exact name of registrant as specified in its charter)

Delaware	333-183815	45-4871021
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

EP ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36253	46-3472728
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1001 Louisiana Street

Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

(713) 997-1200

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On February 1, 2017, EP Energy LLC (“EP Energy”), a wholly-owned subsidiary of EP Energy Corporation (NYSE: EPE), and its wholly-owned subsidiary, Everest Acquisition Finance Inc., as co-issuer (together with EP Energy, the “Issuers”), issued a press release announcing the pricing of the previously announced unregistered offering of $1,000.0 million aggregate principal amount of 8.00% Senior Secured Notes due 2025 (the “Notes”) at an issue price of 100%. The size of the offering was increased from $600.0 million to $1,000.0 million.

The press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

The information in this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and is not deemed incorporated by reference into any filing under the Securities Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press Release, dated February 1, 2017.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

EP ENERGY LLC

Date:	February 1, 2017	By:	/s/ Dane E. Whitehead
Dane E. Whitehead
Executive Vice President and Chief Financial Officer

EP ENERGY CORPORATION

By:	/s/ Dane E. Whitehead
Dane E. Whitehead
Executive Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated February 1, 2017.

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